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           VOTE THIS PROXY CARD TODAY! YOUR PROMPT RESPONSE WILL SAVE

                       THE EXPENSE OF ADDITIONAL MAILINGS



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SMITH BARNEY INVESTMENT FUNDS INC. - SMITH BARNEY PEACHTREE GROWTH FUND

MEETING: APRIL 28, 2003 AT __ [A.M./P.M.]          PROXY SOLICITED
                                                   BY THE BOARD OF DIRECTORS

     The undersigned holder of shares of the Smith Barney Peachtree Growth Fund (the "Acquired Fund"), a series of Smith Barney Investment Funds Inc. ("Investment Funds"), hereby appoints R. Jay Gerken, Christina T. Sydor, Lewis
E. Daidone, Harris Goldblat and Rosemary D. Emmens attorneys and proxies for the undersigned with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Acquired Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Acquired Fund to be held at The Citigroup Center, 153 East 53rd Street, 14th Floor, New York, New York 10048 at _:__ [A.M./P.M.], and any adjournment or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Prospectus/Proxy Statement dated ______, 2003 and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. A majority of the proxies present and acting at the Special Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

                     PLEASE SIGN, DATE AND RETURN PROMPTLY
                        IN THE ENCLOSED ENVELOPE

                     Date:____________________________________

                     Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. Whe signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.





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                     Signature(s) Title(s), if applicable


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     Please indicate your vote by an "X" in the appropriate box below. This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL.



                                                  FOR       AGAINST     ABSTAIN

 1.        To approve the Agreement and Plan of   [ ]         [ ]         [ ]
       Reorganization providing for (i) the
       acquisition of all of the assets of the
       Acquired Fund in exchange for shares of
       the corresponding class of Smith Barney
       Large Capitalization Growth Fund (the
       "Acquiring Fund"), a series of Smith
       Barney Investment Trust ("Investment
       Trust"), and the assumption by
       the Acquiring Fund of all of the stated
       liabilities of the Acquired Fund, (ii)
       the distribution to shareholders of the
       Acquired Fund of such shares of the
       Acquiring Fund in liquidation of the
       Acquired Fund and the cancellation of
       the Acquired Fund's outstanding shares
       and (iii) the subsequent termination of
       the Acquired Fund as a series of
       Investment Funds.

 2. To transact any other business which may properly come before the Meeting or any adjournment thereof.



     NOTE: YOUR PROXY IS NOT VALID UNLESS IT IS SIGNED ON THE REVERSE SIDE.
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